UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2023 (August 1, 2023)

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive Natick, MA	01760
(Address of principal executive offices)	(Zip Code)

(508) 647-4000

(Registrant’s telephone number, including area code)

Allurion Technologies Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 1.420455 shares of common stock, each at an exercise price of $8.10 per share of common stock	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Business Combination

As previously announced, Allurion Technologies, Inc. (formerly Allurion Technologies Holdings, Inc.), a Delaware corporation (the “Company”, “New Allurion”, “we” and “our”), entered into that certain business combination agreement (as the same was amended as of May 2, 2023, the “Business Combination Agreement”), dated as of February 9, 2023, by and among the Company, Compute Health Acquisition Corp. (“Compute Health”), Compute Health Corp., a Delaware corporation and a then-direct, wholly-owned subsidiary of Compute Health (“Merger Sub I”), Compute Health LLC, a Delaware limited liability company and a then-direct, wholly-owned subsidiary of Compute Health (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Allurion Technologies Opco, Inc. (formerly known as Allurion Technologies, Inc.), a Delaware corporation (“Allurion”). Unless otherwise specified, capitalized terms used in this Current Report on Form 8-K (this “Report”) but not defined herein have the meanings given to such terms in the Proxy Statement/Prospectus (as defined below).

Pursuant to the Business Combination Agreement, and described in the final prospectus and definitive proxy statement, dated July 7, 2023 (as subsequently amended or supplemented, the “Proxy Statement/Prospectus”), and filed with the Securities and Exchange Commission (the “SEC”), in the section titled “Proposal No. 1 — The Business Combination Proposals,” the merger transactions were consummated in three steps: (a) Compute Health merged with and into New Allurion (the “CPUH Merger”), with New Allurion surviving the CPUH Merger as a publicly listed entity (the time at which the CPUH Merger became effective, the “CPUH Merger Effective Time”) and becoming the sole owner of the Merger Subs; (b) three hours following the consummation of the CPUH Merger, Merger Sub I merged with and into Allurion (the “Intermediate Merger” and the time at which the Intermediate Merger became effective, the “Intermediate Merger Effective Time”), with Allurion surviving the Intermediate Merger and becoming a direct, wholly-owned subsidiary of New Allurion; and (c) thereafter, Allurion merged with and into Merger Sub II (the “Final Merger” and, collectively with the CPUH Merger and the Intermediate Merger, the “Mergers”, and together with all other transactions contemplated by the Business Combination Agreement, the

“Business Combination”), with Merger Sub II surviving the Final Merger and remaining a direct, wholly-owned subsidiary of New Allurion (the time at which the Final Merger became effective, the “Final Merger Effective Time”).

On the closing date of the Mergers and immediately prior to the transactions contemplated by the Sponsor Contribution Agreement, pursuant to the terms of the Sponsor Support Agreement, dated as of February 9, 2023, by and among Compute Health, Compute Health Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Allurion, New Allurion and the persons set forth on Schedule I thereto (the “Additional Class B Holders”), (a) the Sponsor recapitalized its shares of Class B common stock, par value $0.0001 per share, of Compute Health (“Compute Health Class B Common Stock”) and warrants to purchase shares of Class A common stock, par value $0.0001 per share, of Compute Health (“Compute Health Class A Common Stock”) into Compute Health Class A Common Stock, and (b) the Additional Class B Holders recapitalized their shares of Compute Health Class B Common Stock into Compute Health Class A Common Stock (clauses (a) and (b), together, the “CPUH Recapitalization”).

Immediately prior to the CPUH Merger Effective Time, each unit of Compute Health (each, a “Compute Health Unit”) that was outstanding immediately prior to the CPUH Merger Effective Time was detached and the holder thereof was deemed to hold one share of Compute Health Class A Common Stock and one quarter of one warrant to purchase Compute Health Class A Common Stock (each, a “Compute Health Public Warrant”). At the CPUH Merger Effective Time, pursuant to the CPUH Merger, (a) each then-outstanding share of New Allurion common stock, par value $0.0001 per share (“New Allurion Common Stock”), was redeemed for par value, (b) each then-outstanding share of Compute Health Class A Common Stock was canceled and extinguished and was converted into the right to receive 1.420455 shares of New Allurion Common Stock, (c) each then-outstanding Compute Health Public Warrant was assumed by New Allurion and thereafter represents a warrant to purchase 1.420455 shares of New Allurion Common Stock at an exercise price of $8.10 per share (a “New Allurion Public Warrant”) and (d) each share of treasury stock held by Compute Health or any subsidiary of Compute Health (“Compute Health Cancelled Share”) was canceled for no payment or consideration.

Immediately prior to the Intermediate Merger Effective Time, outstanding convertible notes with an aggregate principal amount together with accrued but unpaid interest of approximately $21.8 million (“Allurion Convertible Notes”) were converted into the applicable number of shares of common stock, par value $0.0001 per share, of Allurion (“Allurion Common Stock”) provided for under the terms of such Allurion Convertible Notes, immediately prior to the Intermediate Merger Effective Time (the “Allurion Convertible Notes Conversion”), and are no longer outstanding and ceased to exist.

At the Intermediate Merger Effective Time, pursuant to the Intermediate Merger: (a) each share of Allurion Common Stock (other than Allurion Dissenting Shares and Allurion Cancelled Shares, the treatment of which is described in the Business Combination Agreement), issued and outstanding as of immediately prior to the Intermediate Merger Effective Time (including shares of Allurion Common Stock issued in the Allurion Convertible Notes Conversion) was automatically cancelled and extinguished and was converted into the right to receive shares of New Allurion Common Stock equal to 0.9780 for each share of Allurion Common Stock (the “Intermediate Merger Exchange Ratio”); (b) each then-outstanding share of Allurion Preferred Stock (other than Allurion Dissenting Shares and Allurion Cancelled Shares, the treatment of which is described in the Business Combination Agreement) issued and outstanding as of immediately prior to the Intermediate Merger Effective Time was automatically cancelled and extinguished and was converted into the right to receive shares of New Allurion Common Stock equal to the number of shares of Allurion Common Stock that would be issued upon conversion of such issued and outstanding share of Allurion Preferred Stock based on the applicable conversion ratio immediately prior to the Intermediate Merger Effective Time multiplied by the Intermediate Merger Exchange Ratio; (c) each then-outstanding and unexercised Allurion Option was converted into a Rollover Option, on the same terms and conditions as were applicable to such Allurion Option, based on the Intermediate Merger Exchange Ratio; (d) each then-outstanding Allurion RSU Award was converted into a Rollover RSU Award; (e) each then-outstanding Allurion Warrant was converted into a Rollover Warrant; and (f) the Sponsor Loan Excess, whose balance was $3.7 million at the time of the Mergers, was converted into 525,568 shares of New Allurion Common Stock (the “Sponsor Loan Equity Issuance”).

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Investment

As previously announced on February 9, 2023, concurrently with the execution of the Business Combination Agreement, Compute Health and New Allurion entered into the subscription agreements (the “PIPE Subscription Agreements”) with certain accredited investors and qualified institutional buyers (the “PIPE Investors”), pursuant to which the PIPE Investors purchased an aggregate of 5,386,695 shares of New Allurion Common Stock (the “PIPE Subscribed Shares”) at a price of $7.04 per share and an aggregate purchase price of approximately $37.9 million (the “PIPE Investment”) following the CPUH Merger Effective Time and immediately prior to the Intermediate Merger Effective Time.

The PIPE Subscription Agreements also provide that no later than 45 calendar days after the Closing Date, New Allurion will file the Resale Registration Statement covering the resale of the PIPE Subscribed Shares and to use its commercially reasonable efforts to have such Resale Registration Statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) 90 calendar days after the Closing Date (or 120 calendar days after the Closing Date if the SEC notifies New Allurion that it will “review” such registration statement) and (ii) the 10th business day after the date New Allurion is notified (orally or in writing, whichever is earlier) by the SEC that such Resale Registration Statement will not be “reviewed” or will not be subject to further review.

Revenue Interest Financing Agreement

As previously announced, on February 9, 2023, concurrently with the execution of the Business Combination Agreement, Allurion and certain entities that have engaged RTW Investments, LP as investment manager (collectively, “RTW”) entered into a revenue interest financing agreement (the “Revenue Interest Financing Agreement”). At the closing of the Mergers, New Allurion assumed all obligations of Allurion under the Revenue Interest Financing Agreement. Pursuant to the Revenue Interest Financing Agreement, at the closing of the Mergers, RTW paid New Allurion an aggregate of $40.0 million (the “Investment Amount”). In exchange for the Investment Amount, New Allurion will remit revenue interest payments on all current and future products and digital solutions developed and to be developed by New Allurion at a rate up to 6.0% of annual net sales prior to December 31, 2026, subject to the terms and conditions of the Revenue Interest Financing Agreement. On or after January 1, 2027, New Allurion will remit revenue interest payments at a rate up to 10.0% of annual net sales, subject to the terms and conditions of the Revenue Interest Financing Agreement, and New Allurion will continue to make revenue interest payments to RTW until December 31, 2030.

Under the terms of the Revenue Interest Financing Agreement, if RTW has not received revenue interest payments equal to 100% of the Investment Amount by December 31, 2027, New Allurion will be required to make additional payments within 30 days of December 31, 2027 in an amount equal to 100% of the Investment Amount less the aggregate amount of all the payments made by New Allurion to RTW in respect of the revenue interests prior to such date. If RTW has not received revenue interest payments equal to 240% of the Investment Amount by December 31, 2030, New Allurion will be required to make additional payments within 30 days of December 31, 2030 in an amount equal to 240% of the Investment Amount less the aggregate amount of all of the payments by New Allurion to RTW in respect of the revenue interests prior to such date. New Allurion may terminate the Revenue Interest Financing Agreement by prepaying aggregate revenue interest payments equal to 165% of the Investment Amount, or $66.0 million, by March 31, 2026.

All obligations under the Revenue Interest Financing Agreement are guaranteed by New Allurion, Allurion Technologies, LLC, a Delaware limited liability company, Allurion Australia Pty Ltd, and any future material subsidiaries of New Allurion and secured by a lien on substantially all of the assets of New Allurion, Allurion Australia Pty Ltd and Allurion Technologies, LLC, which lien is subordinate in order of priority to the lien securing the obligations of the Company and its affiliates under the Credit Agreement (as defined below).

In connection with the Company entering in the Revenue Interest Financing Agreement, if, at any time beginning 12 months and ending 24 months following the closing of the Mergers, the volume weighted average price (“VWAP”) per share of New Allurion Common Stock is less than $7.04 for the average of 20 trading days within any 30-trading day period (“Stock Price Drop”); and the absolute value of the percentage decrease of such Stock Price Drop measured from a reference price of $10.00 per share of New Allurion Common Stock is greater than the absolute value of the percentage decrease in the VWAP of a iShares US Medical Devices ETF (NYSEARCA: IHI) (the “Index”) over the same time period, then RTW may elect to convert up to $7.5 million of its initial PIPE Investment into an additional revenue interest financing by forfeiting a number of shares of New Allurion Common Stock acquired in the PIPE Investment (“PIPE Conversion Option”). The additional revenue interest financing would be on the same terms, described above, except based on a different investment amount calculated from the conversion of RTW’s PIPE Subscribed Shares.

RTW Side Letter

As previously announced, on February 9, 2023, in connection with the execution of the Business Combination Agreement, the PIPE Subscription Agreements, and the Revenue Interest Financing Agreement, Compute Health, New Allurion, Allurion, and Merger Sub II entered into a letter agreement (the “Existing RTW Side Letter”) with RTW. As previously announced, on May 2, 2023, Compute Health, New Allurion, Allurion, Merger Sub II and RTW amended and restated the Existing RTW Side Letter (the “Amended and Restated RTW Side Letter”), in connection with the execution of the Backstop Agreement (as defined below). Pursuant to the Amended and Restated RTW Side Letter, among other things, New Allurion issued 250,000 shares of New Allurion Common Stock to RTW immediately prior to the Intermediate Merger Effective Time (the “RTW Shares”).

Backstop Agreement

As previously announced, on May 2, 2023, CFIP2 ALLE LLC, an affiliate of Fortress Credit Corp., and RTW (collectively, the “Backstop Purchasers”), Allurion, New Allurion, and Hunter Ventures Limited (“HVL”) entered into the backstop agreement (the “Backstop Agreement”). Pursuant to the Backstop Agreement, immediately prior to the Intermediate Merger Closing (a) each Backstop Purchaser purchased $2 million of the aggregate principal amount outstanding under HVL’s Allurion Convertible Note, (b) New Allurion canceled the existing Allurion Convertible Note held by HVL and issued a new Allurion Convertible Note to HVL for the remaining balance together with all unpaid interest accrued since the date of issuance thereof, (c) New Allurion issued new Allurion Convertible Notes to each Backstop Purchaser with an issuance date of the Closing Date and an original principal amount of $2 million each and (d) New Allurion issued 700,000 shares of New Allurion Common Stock to each Backstop Purchaser (the “Backstop Shares”).

HVL Termination Agreement

As previously announced, on May 2, 2023, HVL and Allurion entered into the HVL Termination Agreement, terminating the HVL Side Letter. Pursuant to the HVL Termination Agreement, among other things, at the closing of the Mergers, upon the terms and subject to the conditions set forth therein, New Allurion issued to HVL 387,696 shares of New Allurion Common Stock (the “HVL Additional Shares”). The issuance of the HVL Additional Shares was effective immediately following the consummation of the Business Combination.

Gaur Contribution Agreement

As previously announced, on May 2, 2023, the Gaur Trust and New Allurion entered into the Gaur Contribution Agreement, pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, the Gaur Trust contributed to New Allurion, as a contribution of capital, 79,232 shares of New Allurion Common Stock (the “Gaur Trust Contributed Shares”). The Gaur Trust’s contribution of the Gaur Trust Contributed Shares was effective immediately following the consummation of the Business Combination and the issuance of New Allurion Common Stock to the Gaur Trust pursuant to the terms of the Business Combination Agreement.

Sponsor Contribution Agreement

As previously announced, on May 2, 2023, the Sponsor and Compute Health entered into the Sponsor Contribution Agreement pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, the Sponsor agreed to contribute to Compute Health, as a contribution to capital, 161,379 shares of Compute Health Class A Common Stock (the “Sponsor Contributed Shares”). The Sponsor’s contribution of the Sponsor Contributed Shares was effective immediately following the Sponsor Recapitalization and immediately prior to the CPUH Merger Effective Time.

RSU Forfeiture Agreement

As previously announced, on May 2, 2023, Krishna Gupta, a member of the Allurion board of directors, entered into the RSU Forfeiture Agreement, pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, Mr. Gupta agreed to forfeit to Allurion 79,232 restricted stock units of New Allurion (the “Forfeited RSUs”). The Forfeited RSUs were terminated and cancelled without consideration therefor immediately following the consummation of the transactions contemplated by the Business Combination Agreement.

Chardan Equity Facility

In connection with the Business Combination, New Allurion has committed to enter into a ChEF Purchase Agreement (the “ChEF Purchase Agreement”) with Chardan Capital Markets LLC (“Chardan”), pursuant to which Allurion will have the right to require Chardan to purchase up to $100.0 million of shares of New Allurion Common Stock at a price per share equal to 97.0% of the VWAP of New Allurion Common Stock on the New York Stock Exchange (“NYSE”). In consideration for the Chardan’s entry into the ChEF Purchase Agreement, New Allurion will agree to issue to Chardan 35,511 shares of New Allurion Common Stock. In connection with its entry into the Chardan facility, New Allurion will also enter into a registration rights agreement (the “ChEF Registration Rights Agreement”) pursuant to which it will agree to register the offer and sale of the shares of New Allurion Common Stock issuable pursuant to the ChEF Purchase Agreement on a new resale registration statement on Form S-1 (the “Registration Statement”). Upon effectiveness of the Registration Statement, New Allurion will also pay Chardan a structuring fee of $75,000 in cash. Pursuant to the ChEF Purchase Agreement, New Allurion will also agree to reimburse Chardan up to $300,000 for fees and disbursements of Chardan’s legal counsel over the term of the facility. The Chardan facility will remain outstanding for three years unless terminated by the parties pursuant to the terms of the ChEF Purchase Agreement. The purpose of New Allurion’s entry into the Chardan facility is to fund general corporate expenses of New Allurion.

Sponsor Support Agreement

As previously announced, on February 9, 2023, New Allurion entered into a Support Agreement (the “Sponsor Support Agreement”), by and among Compute Health, the Sponsor, Allurion, New Allurion and the Additional Class B Holders, pursuant to which immediately prior to the CPUH Merger Effective Time, (a) the Sponsor recapitalized each of the Sponsor’s 21,442,500 shares of Compute Health Class B common stock, par value $0.0001 per share, of Compute Health and all 12,833,333 of the Sponsor’s warrants to purchase shares of Class A common stock, par value $0.0001 per share, of Compute Health into 2,088,327 shares of Compute Health Class A Common Stock and (b) the Additional Class B Holders recapitalized his or her 30,000 shares of Compute Health Class B Common Stock into 21,120 shares of Compute Health Class A Common Stock. Subsequently, at the CPUH Merger Effective Time, each such share of Compute Health Class A Common Stock was converted into shares of New Allurion Common Stock at the CPUH Exchange Ratio.

Non-Redemption Agreement

As previously announced, on February 9, 2023, in connection with the execution of the Business Combination Agreement, Compute Health entered into the Non-Redemption Agreement with New Allurion, Allurion and Medtronic, plc (“Medtronic”). Pursuant to the Non-Redemption Agreement, upon the terms and subject to the conditions set forth therein, Medtronic agreed, for the benefit of Compute Health, New Allurion, and Allurion, not to, among other things, (a) redeem 700,000 shares of Compute Health Class A Common Stock beneficially owned by Medtronic (the “Medtronic Shares”) and (b) sell, encumber, or otherwise transfer the Medtronic Shares. In connection with these commitments from Medtronic at the CPUH Merger Effective Time the Medtronic Shares were canceled and converted into 994,318 shares of New Allurion Common Stock and were issued to Medtronic upon the consummation of the CPUH Merger.

The foregoing descriptions of the Business Combination Agreement, PIPE Subscription Agreements, Revenue Interest Financing Agreement, Amended and Restated RTW Side Letter, Backstop Agreement, HVL Termination Agreement, Gaur Contribution Agreement, Sponsor Contribution Agreement, RSU Forfeiture Agreement, Sponsor Support Agreement and Non-Redemption Agreement, and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Business Combination Agreement, Form of PIPE Subscription Agreement, Revenue Interest Financing Agreement, Amended and Restated RTW Side Letter, Backstop Agreement, HVL Termination Agreement, Gaur Contribution Agreement, Sponsor Contribution Agreement RSU Forfeiture Agreement, Sponsor Support Agreement and Non-Redemption Agreement, which are attached as Exhibit 2.1, Exhibit 10.6, Exhibit 10.8, Exhibit 10.7, Exhibit 10.21, Exhibit 10.20, Exhibit 10.30, Exhibit 10.23, Exhibit 10.24, Exhibit 10.2 and Exhibit 10.4, respectively, and the terms of which are incorporated by reference herein.

Post-Closing Capitalization

Immediately after giving effect to the Business Combination, there were 46,502,000 shares of New Allurion Common Stock outstanding and 13,206,922 New Allurion Public Warrants outstanding exercisable for 1.420455 shares per New Allurion Public Warrant, or 18,759,838 shares of New Allurion Common Stock. Upon the consummation of the Business Combination, the shares of Compute Health Class A Common Stock, the Compute Health Public Warrants and the Compute Health Units ceased trading on the NYSE, and the New Allurion Common Stock and New Allurion Public Warrants began trading on the NYSE under the symbols “ALUR” and “ALUR WS,” respectively. Immediately upon the consummation of the Business Combination, New Allurion’s ownership was as follows (without taking into account any shares such persons may have purchased or sold in the open market prior to the consummation of the Business Combination):

•

Allurion’s former stockholders owned 30,363,689 shares of New Allurion Common Stock or approximately 65.3% of the shares of outstanding New Allurion Common Stock (excluding, for the avoidance of doubt, shares of New Allurion Common Stock issued in connection with the PIPE Investment, the HVL Additional Shares, the Backstop Shares, the RTW Shares and the Additional Fortress Shares (as defined below), which are reflected in the bullets below);

•

Compute Health’s former public stockholders owned 5,075,698 shares of New Allurion Common Stock, or approximately 10.92% of the outstanding shares of New Allurion Common Stock (including the 994,319 shares of New Allurion Common Stock subject to the Non-Redemption Agreement);

•	the 5,386,695 shares of New Allurion Common Stock issued in the PIPE Investment represent approximately 11.58% of the outstanding shares of New Allurion Common Stock;

•

the Sponsor owned 3,262,711 shares of New Allurion Common Stock, or approximately 7.02% of the outstanding New Allurion Common Stock (excluding, for the avoidance of doubt, shares of New Allurion Common Stock issued in connection with the PIPE Investment, which shares are reflected in the bullets above);

•

each of RTW and Fortress own 950,000 shares of New Allurion Common Stock, or approximately 4.09% of the outstanding New Allurion Common Stock in the aggregate (which, for the avoidance of doubt, does not include shares of New Allurion Common Stock that were issued to RTW in connection with the PIPE Investment or Incremental Financing (as defined in the Business Combination Agreement), which shares are reflected in the bullets above);

•	the Additional Class B Holders owned 90,000 shares of New Allurion Common Stock, or approximately 0.19% of the oustanding New Allurion Common Stock;

•	Chardan will own 35,511 shares of New Allurion Common Stock, or approximately 0.08% of the oustanding New Allurion Common Stock, upon the signing of the ChEF Purchase Agreement; and

•

HVL owns an additional 387,696 shares of New Allurion Common Stock, or approximately 0.83% of the outstanding New Allurion Common Stock (excluding shares of New Allurion Common Stock that HVL received upon conversion of the HVL Bridge Note).

Item 1.01. Entry into a Material Definitive Agreement.

Investor Rights and Lock-Up Agreement

Pursuant to the Business Combination Agreement, in connection with the Closings, an investor rights agreement and lock-up agreement (the “Investor Rights Agreement”) was entered into by and among New Allurion, the Sponsor, certain former equity holders of Allurion and certain other parties (each, an “Investor”) immediately prior to the Intermediate Merger Effective Time, pursuant to which New Allurion agreed to, within 30 days of the Intermediate Merger Effective Time, register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of New Allurion Common Stock and other equity securities of New Allurion that are held by the parties thereto from time to time. The Investor Rights Agreement also provides for certain demand rights and piggyback registration rights in favor of the equity holders and their respective permitted transferees, subject to customary underwriter cutbacks. New Allurion has agreed to pay certain fees and expenses relating to registrations pursuant to the Investor Rights Agreement.

The Investor Rights Agreement also restricts the ability of certain Investors to transfer all or a portion of their respective shares of New Allurion Common Stock (or any securities convertible into or exercisable or exchangeable for shares of New Allurion Common Stock), subject to certain permitted transfers, for a period of either 18 months or 12 months following the Closing Date, as applicable. The foregoing lock-up restrictions do not apply to: (a) any shares of New Allurion Common Stock purchased pursuant to the PIPE Subscription Agreements, (b) 100 shares of New Allurion Common Stock held by each Investor, (c) shares issued to the Sponsor in the Sponsor Loan Equity Issuance, (d) certain incremental shares of PIPE Investors who were Allurion Stockholders or holders of Allurion Convertible Notes or shares issued upon conversion of securities issued in the Incremental Financing and (e) the Backstop Shares, the Sponsor Contributed Shares, the Gaur Trust Contributed Shares or the shares of New Allurion Common Stock issued to each of HVL, RTW, Fortress and the other holders of Bridge Notes.

Additionally, pursuant to the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein, the Board (as defined below) shall consist of seven directors, a majority of which shall be “independent” directors for purposes of NYSE rules, and the following persons have the following nomination rights with respect to the Board, subject to the limitations set forth in the Investor Rights Agreement: (i) one director and one independent director nominated by Shantanu Gaur; (ii) one director and one independent director nominated by Remus Group Management, LLC (“Remus Capital”); (iii) one director nominated by Sponsor; and (iv) two independent directors nominated by Allurion (one of which shall be designated by RTW).

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investor Rights Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Fortress Credit Agreement

At the Intermediate Merger Effective Time, a term loan facility (the “Term Loan Facility”) pursuant to a credit agreement and guaranty (the “Credit Agreement”), was entered into by and among Allurion Technologies, LLC, a Delaware limited liability company (the surviving company in the Final Merger) (the “Borrower”), New Allurion, Allurion Australia Pty Ltd, certain subsidiaries of New Allurion that may be required to provide guaranties from time to time thereunder, each lender from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and Fortress Credit Corp., as administrative agent for the Lenders (“Fortress”). Under the terms of the Term Loan Facility, at the Intermediate Merger Effective Time, the Lenders made senior secured term loans to New Allurion in an aggregate principal amount of $60.0 million with a maturity date on June 30, 2027 (the “Fortress Financing”).

All obligations under the Term Loan Facility are guaranteed by New Allurion, Allurion Australia Pty Ltd., and any future material subsidiaries of New Allurion, and are secured by a first priority lien on substantially all of the assets of New Allurion, the Borrower and Allurion Australia Pty Ltd.

The Term Loan Facility accrues interest per annum at a rate of 6.44% plus the greater of (i) the Wall Street Journal Prime Rate and (ii) 3.0%, which is payable in arrears on a monthly basis. An exit payment equal to 3.0% of the Fortress Financing is due upon prepayment or the maturity date of the Fortress Financing, in addition to any early prepayment fee. Proceeds of the Fortress Financing were used, in part, to repay all amounts outstanding under that certain Amended and Restated Loan and Security Agreement, dated as of December 30, 2021, as amended on June 9, 2022, and September 15, 2022, among Allurion, the other borrowers party thereto from time to time, the lenders party thereto from time to time and Runway Growth Finance Corp, as administrative agent and collateral agent for the lenders party thereto.

Additionally, per the terms of the Term Loan Facility and the Backstop Agreement, New Allurion issued an aggregate of 950,000 shares of New Allurion Common Stock to an affiliate of Fortress (the “Additional Fortress Shares”) pursuant to a subscription agreement between New Allurion and such affiliate. Such shares of New Allurion Common Stock are subject to the registration rights set forth in the Credit Agreement. For the avoidance of doubt, the Backstop Shares issued to Fortress are included in the aggregate issuance of 950,000 shares of New Allurion Common Stock issued to an affiliate of Fortress.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.25 and is incorporated herein by reference.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by New Allurion of certain expenses and costs relating to claims, suits or proceedings arising from each director or executive officer’s service to New Allurion, or, at New Allurion’s request, service as directors or officers of other entities, in each case, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated into this Item 2.01 by reference.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of New Allurion. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Report (including in information that is incorporated by reference into this Report), words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements constitute projections and forecasts, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of New Allurion, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Forward-looking statements include, but are not limited to, statements about the ability of New Allurion and Allurion to:

•	realize the benefits expected from the Mergers;

•	successfully defend litigation that may be instituted against Allurion or New Allurion in connection with the Mergers;

•	manage various conflicts of interest that could arise among New Allurion our affiliates, investors, directors, and officers;

•	successfully deploy the proceeds from the Mergers, the Revenue Interest Financing Agreement, the Fortress Financing and the Chardan Equity Facilty;

•	maintain the listing of New Allurion securities on the NYSE, and the potential liquidity and trading of such securities;

•	address limited liquidity and trading of New Alluron’s securities;

•	manage costs related to being a public company;

•	acquire sufficient sources of funding if and when needed;

•	attract and retain key employees, officers, and directors;

•	manage the effect of the Mergers on New Allurion’s business relationships, operating results, and business generally;

•	manage risks that the Mergers disrupt current plans and operations of Allurion;

•	implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

•	manage risks associated with the management of New Allurion having limited experience operating as a public company;

•	address significant risks, assumptions, estimates and uncertainties related to Allurion’s projections;

•	commercialize current and future products and services and create sufficient demand among health care providers and patients;

•	successfully complete current and future preclinical studies and clinical trials of the Allurion Balloon and any other future product candidates;

•	obtain market acceptance of the Allurion Balloon as safe and effective;

•

cost-effectively sell existing and future products through existing distribution arrangements with distributors and/or successfully adopt a direct sales force as part of a hybrid sales model that includes both distributors and a direct sales effort;

•	manage anticipated average selling prices and anticipated growth in market share in existing markets;

•	achieve expected increases in revenue from product launches in key markets, and pending regulatory approvals in Brazil, South Korea and Taiwan in 2023;

•	realize improvement in gross profit margin through economies of scale;

•	manage expected increases in sales and marketing expense to expand brand awareness and drive procedure volume;

•	manage anticipated costs associated with execution of clinical trials for regulatory approvals;

•	supply funding of the research and development pipeline;

•	manage additional manufacturing expenses to support global expansion;

•	timely collect accounts receivable from our customers;

•

obtain regulatory approval or clearance in the U.S. and certain non-U.S. jurisdictions for current and future products and maintain previously obtained approvals and/or clearances in those jurisdictions where products and services are currently offered;

•	accurately forecast customer demand and manufacture sufficient quantities of products that patients and health care providers request;

•

successfully compete in the highly competitive and rapidly changing regulated industries in which the company operates, and effectively address changes in such industries, including changes in competitors’ products and services and changes in applicable laws and regulations;

•

successfully manage any future international expansion of New Allurion’s business and navigate business, regulatory, political, operational, financial, and economic risks associated with doing business internationally;

•	successfully manage any future growth in New Allurion’s business;

•	contract with third-party suppliers and providers and monitor their ability to perform adequately under those arrangements;

•	comply with applicable legal and regulatory obligations;

•	obtain and maintain intellectual property protection for New Allurion’s products and technologies and acquire or license (on commercially reasonable terms) intellectual property from third parties;

•	sell products, and use proprietary technologies, without infringing, misappropriating, or otherwise violating the proprietary rights or intellectual property of third parties;

•	manage the impact of any significant acquisitions, dispositions, and other similar or material transactions;

•	implement and maintain effective internal controls; and

•

manage the effects of natural disasters, terrorist attacks, the spread and/or abatement of infectious diseases (such as COVID-19) and the occurrence of other events beyond our reasonable control, including with respect to potential operational disruptions, labor disruptions, increased costs, and impacts to demand related thereto.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Report and in any document incorporated by reference are more fully described under “Risk Factors” and elsewhere in the Proxy Statement/Prospectus, which is incorporated herein by reference. The risks described in the Proxy Statement/Prospectus are not exhaustive. Other sections of the Proxy Statement/Prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of New Allurion. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can New Allurion assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by New Allurion or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. New Allurion undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of New Allurion is described in the Proxy Statement/Prospectus in the section titled “Information About Allurion” beginning on page 308, which is incorporated herein by reference.

Risk Factors

The risks associated with New Allurion’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 90 and are incorporated herein by reference. A summary of the risks associated with Allurion’s business is also included on pages 73-75 of the Proxy Statement/Prospectus under the heading “Summary of Risk Factors” and is incorporated herein by reference.

Financial Information

The (i) unaudited condensed consolidated financial statements of Allurion as of March 31, 2023 and for the periods ended March 31, 2023 and 2022 are set forth beginning on page F-2 of the Proxy Statement/Prospectus, and are incorporated herein by reference and (ii) audited consolidated financial statements of Allurion as of and for the years ended December 31, 2022 and 2021 are included in the Proxy Statement/Prospectus beginning on page F-31 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of Compute Health and Allurion as of and for the three months ended March 31, 2023 and for the year ended December 31, 2022 is set forth in Exhibit 99.1 and is incorporated herein by reference.

The information set forth in Item 9.01 of this Report concerning the financial information of Allurion is incorporated by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Allurion for the years ended December 31, 2022 and 2021 and for the three months ended March 31, 2023 and 2022 is included in the Proxy Statement/Prospectus beginning on page 333 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

The Quantitative and Qualitative Disclosures about Market Risk of Allurion is included in the Proxy Statement/Prospectus beginning on page 353 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of New Allurion Common Stock following the consummation of the Business Combination by:

•	each person who is known to be the beneficial owner of more than 5% of outstanding shares of New Allurion Common Stock;

•	each of New Allurion’s current named executive officers and directors; and

•	all current executive officers and directors of New Allurion as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, RSUs and warrants that are currently exercisable or exercisable or releasable within 60 days.

Unless otherwise indicated, New Allurion believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares	% of Ownership
Directors and Executive Officers
Shantanu Gaur(1)	2,267,305	4.8%
Krishna Gupta(2)	5,539,377	11.7%
Omar Ishrak(3)(9)	3,972,939	8.5%
Chris Geberth(4)	279,375	*
Benoit Chardon(5)	187,779	*
Larson Doug Hudson	—	—
Nick Lewin	—	—
Michael Davin(6)	217,999	*
All Directors and Executive Officers of New Allurion Following the Business Combination as a Group (Eight Persons)	12,464,774	25.6%
Five Percent Holders
Romulus Growth Allurion L.P.(7)	4,151,847	8.9%
Omar Ishrak(3)(9)	3,972,939	8.5%
RTW(8)	3,457,707	7.4%
Compute Health Sponsor LLC(9)	3,262,711	7.0%
Jean Nehmé(9)	3,262,711	7.0%
Joshua Fink(9)	3,262,711	7.0%
Amarat Investments Limited(10)	2,386,405	5.1%

*	Less than one percent.
(1)

Consists of (i) 1,003,090 Allurion Shares held by The Shantanu K. Gaur Revocable Trust Of 2021, of which Shantanu K. Gaur and Neha Gaur serve as trustees, (ii) 547,679 Allurion Shares held by The Gaur Family Irrevocable Trust Of 2021, of which Steven M. Burke, Esq. and Neha Gaur serve as trustees and which Ms. Gaur has voting and dispositive control, and (iii) 716,536 Allurion Shares issuable upon exercise of option within 60 days of August 1, 2023.

(2)

Consists of (i) 3,124,244 Allurion Shares held by Romulus Growth Allurion L.P., (ii) 72,953 Allurion Shares held by Romulus Capital I, L.P., (iii) 73,350 Allurion Shares issuable upon exercise of a warrant held by Romulus Capital I, L.P., (iv) 881,300 Allurion Shares held by Romulus Allurion Special Opportunity L.P., (v) 538,101 Allurion Shares held by Samin Capital LLC, and (vi) 849,429 Allurion Shares issuable upon vesting of restricted stock units held by Krishna Gupta within 60 days of August 1, 2023. Krishna Gupta is the general partner of Romulus Allurion Special Opportunity L.P., Romulus Growth Allurion L.P., and Romulus Capital I, L.P., and the manager of Samin Capital LLC.

(3)	Consists of (i) 710,228 shares held by Omar & Helen Ishrak Living Trust and (ii) 3,262,711 shares held by Sponsor.
(4)	Consists of 279,375 Allurion Shares issuable upon exercise of options within 60 days of August 1, 2023.
(5)	Consists of 154,135 Allurion Shares issuable upon exercise of options within 60 days of August 1, 2023.
(6)

Consists of (i) 34,363 Allurion Shares, (ii) 152,812 Allurion Shares issuable upon exercise of options within 60 days of August 1, 2023, and (iii) 30,824 shares of New Allurion Common Stock purchased in the PIPE Investment.

(7)

Consists of (i) 3,124,244 Allurion Shares held by Romulus Growth Allurion L.P., (ii) 72,953 Allurion Shares held directly by Romulus Capital I, L.P. and 73,349 shares of New Allurion Common Stock issuable upon exercise of a warrant held by Romulus Capital I, L.P., and (iii) 881,300 Allurion Shares held by Romulus Allurion Special Opportunity L.P.. Krishna Gupta is the general partner of Romulus Allurion Special Opportunity L.P., Romulus Growth Allurion L.P., and Romulus Capital I, L.P. The address of each of the entities is 151 Tremont Street Suite 6F Boston, MA 02111.

(8)	Consists of 3,457,707 shares of New Allurion Common Stock held by RTW. The address of RTW is 40 10th Avenue, Floor 7, New York, NY 10014.
(9)

Consists of 3,262,711 shares of New Allurion Common Stock held by the Sponsor. The Sponsor is managed by each of, Drs. Nehmé and Ishrak and Mr. Fink. As a result of the foregoing, each of Drs. Nehmé and Ishrak and Mr. Fink may be deemed to beneficially own shares held by the Sponsor

(10)	Consists of 2,386,405 Allurion Shares held by Amarat Investments Limited. The address of Amarat Investments Limited is 44 Esplande, St. Helier, Jersey, JE49WG.

Directors and Executive Officers

Upon the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, each executive officer of Compute Health ceased serving in such capacity, and each of Joshua Fink, Omar Ishrak, Gwendolyn A. Watanabe, Michael Harsh and Hani Barhoush ceased serving on Compute Health’s board of directors. Shantanu Gaur, Omar Ishrak, Krishna Gupta, Michael Davin, Larson Douglas Hudson and Nicholas Lewin were appointed as directors of New Allurion to serve until the end of their respective terms and until their successors are elected and qualified. Dr. Ishrak and Mr. Gupta were each appointed as Co-Chairman of the New Allurion board of directors (the “Board”). As of the Closings, the Board had one vacancy. The Board is divided into three classes, designated as Class I, Class II and Class III. The Class I directors appointed are Krishna Gupta, Shantanu Gaur, and Nicholas Lewin and their terms will expire at the annual meeting of stockholders to be held in 2024. The Class II directors appointed are Omar Ishrak and Larson Douglas Hudson and their terms will expire at the annual meeting of stockholders to be held in 2025. The Class III director appointed is Michael Davin and his term will expire at the annual meeting of stockholders to be held in 2026. After the expiration of the initial terms, each class will be elected to a subsequent three-year term.

Director Independence

Information regarding director independence is described in the Proxy Statement/Prospectus in the section titled “Management Following The Business Combination—Director Independence” on page 391 and is incorporated herein by reference.

Committees of the Board of Directors

Dr. Ishrak and Mr. Davin were appointed to New Allurion’s audit committee. Each of Dr. Ishrak and Mr. Davin can read and understand fundamental financial statements and is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Michael Davin qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. New Allurion intends to rely on the NYSE transition rules applicable to companies completing an initial listing and New Allurion plans to have an audit committee comprised of at least three directors that are entirely independent within one year after New Allurion’s NYSE listing date.

The members appointed to New Allurion’s compensation committee are Michael Davin, Nicholas Lewin and Larson Douglas Hudson. Michael Davin was appointed the chair of the compensation committee. Each member of New Allurion’s compensation committee will be considered independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members.

The members appointed to New Allurion’s nominating and corporate governance committee are Larson Douglas Hudson, Omar Ishrak, Krishna Gupta and Shantanu Gaur. Larson Douglas Hudson was appointed the chair of the nominating and corporate governance committee. New Allurion intends to rely on the NYSE transition rules applicable to companies completing an initial listing and New Allurion plans to have a nominating and corporate governance committee comprised of entirely independent directors within 90 days after New Allurion’s NYSE listing date.

Shantanu Gaur was appointed as New Allurion’s Chief Executive Officer and principal executive officer, Chris Geberth was appointed as New Allurion’s Chief Financial Officer and principal financial officer and principal accounting officer, Ram Chuttani was appointed as New Allurion’s Chief Medical Officer, and Benoit Jacques Claude Chardon was appointed as New Allurion’s Chief Commercial Officer.

New Allurion’s directors and executive officers are described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” beginning on page 388 and that information is incorporated herein by reference.

Additionally, interlocks and insider participation information regarding New Allurion’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination —Compensation Committee Interlocks and Insider Participation” on page 392 and that information is incorporated herein by reference.

Executive Compensation

The compensation of Allurion’s executive officers and directors is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation” beginning on page 265 and that information is incorporated herein by reference.

Director Compensation

The compensation of Allurion’s executive officers and directors is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation— Allurion Executive Officer and Director Compensation” beginning on page 376 and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of New Allurion are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions— Allurion Related Person Transactions” beginning on page 394 and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information about Allurion—Legal Proceedings” beginning on page 331, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of New Allurion Common Stock and New Allurion Public Warrants commenced trading on the NYSE under the symbols “ALUR” and “ALUR WS,” respectively, on August 2, 2023. New Allurion has not paid any cash dividends on its shares of New Allurion Common Stock to date. It is the present intention of the Board to retain all earnings, if any, for use in New Allurion’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon New Allurion’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the Credit Agreement contains restrictive covenants that limit New Allurion’s ability to declare dividends.

Description of Registrant’s Securities to Be Registered

The description of New Allurion’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities” beginning on page 355 and is incorporated herein by reference.

Immediately following the consummation of the Business Combination, there were 46,502,000 shares of New Allurion Common Stock issued and outstanding, held of record by 2,925 holders; no shares of preferred stock outstanding; and 13,206,922 New Allurion Public Warrants issued and outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

The information set forth under Item 1.01 of this Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Credit Agreement” under Item 1.01 of this Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Report is incorporated by reference herein. The securities of New Allurion issued in connection with the PIPE Subscription Agreements, HVL Termination Agreement, Backstop Agreement, Existing RTW Side Letter, Term Loan Facility and Sponsor Loan Equity Issuance were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

As previously announced on July 26, 2023, Compute Health Public Warrant holders approved an amendment (the “Warrant Amendment”) to the warrant agreement that governed all of Compute Health’s warrants, by and between Compute Health and Continental Stock Transfer & Trust Company, as Warrant Agent, dated as of February 9, 2021, as may be amended or supplemented (the “Warrant Agreement”). Per the terms of the Warrant Amendment, (i) upon the completion of the Business Combination, each of the outstanding Compute Health Public Warrants, which previously entitled the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, of Compute Health at an exercise price of $11.50 per share, became exercisable for 1.420455 shares of New Allurion Common Stock at an exercise price of $8.10 per share; (ii) each Compute Health Public Warrant was exchanged for 0.6125 New Allurion Public Warrants; (iii) the terms of the Compute Health Warrants were amended such that they will expire seven years after the consummation of the Business Combination, or earlier upon redemption or liquidation; (iv) and Section 4.4 of the Warrant Agreement relating to adjustments of the Warrant Price (as defined in the Warrant Agreement) if Compute Health issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination was deleted; (v) Sections 6.1 and 6.2 of the Warrant Agreement to provide that, subject to the terms of the Warrant Agreement, not less than all of the Compute Health Public Warrants may be redeemed for cash or for shares of common stock after a date that is ninety (90) days after the date on which Compute Health completes the initial Business Combination was amended; and (vi) certain adjustments to the Reference Value (as defined in the Warrant Agreement), redemption trigger price, and the table summarizing the redemption prices for the Compute Health Public Warrants as a result of the foregoing amendments to the Warrant Agreement were made.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

The information set forth in the sections titled “Directors and Executive Officers”, “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Report is incorporated herein by reference.

Employment Agreements

Employment Agreement with Dr. Shantanu Gaur

Effective upon the closing of the Business Combination, Allurion entered into a new employment agreement with Dr. Gaur, pursuant to which Allurion will continue to employ Dr. Gaur as Chief Executive Officer on an “at will” basis. Dr. Gaur’s new employment agreement provides that his initial annual base salary will be $620,000, and is subject to periodic review by the Board or compensation committee. In addition, the new employment agreement provides that Dr. Gaur is eligible to receive annual cash bonuses, which target annual amount shall be eighty percent (80%) of his annual base salary. Dr. Gaur is also eligible to participate in the employee benefit plans generally available to our employees, subject to the terms of such plans.

In the event of a termination of Dr. Gaur’s employment by Allurion without “cause” (as defined in his new employment agreement) or by his resignation for “good reason” (as defined in his new employment agreement), subject to Dr. Gaur’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Dr. Gaur will be entitled to receive (i) base salary continuation for twelve months following his termination date, and (ii) subject to Dr. Gaur’s election to receive continued health benefits under COBRA, payment of the full cost of such continuation coverage plus any administration fee until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Gaur’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Dr. Gaur’s employment is terminated by Allurion without “cause” or by him for “good reason,” in each case, within three months prior to or twelve months following a “sale event” (as defined in the 2023 Equity Incentive Plan), and subject to Dr. Gaur’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Dr. Gaur will be entitled to receive (i) an amount in cash equal to 1.5 times the sum of (x) Dr. Gaur’s then-current base salary (or, his base salary in effect immediately prior to the sale event, if higher) and (y) Dr. Gaur’s target annual bonus for the then-current year (or, his target annual bonus in effect immediately prior to the sale event, if higher); (ii) full acceleration of vesting of all outstanding time-based equity awards held by Dr. Gaur; and (iii) subject to Dr. Gaur’s election to receive continued health benefits under COBRA, payment of the full cost of such continuation coverage plus any administration fee until the earliest of (A) eighteen months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Gaur’s COBRA health continuation period. The cash severance payable to Dr. Gaur upon a termination of employment is generally payable in lump sum within 60 days following the date of termination, subject to limited exceptions.

Employment Agreement with Mr. Christopher Geberth

Effective upon the closing of the Business Combination, Allurion entered into a new employment agreement with Mr. Geberth, pursuant to which Allurion will continue to employ Mr. Geberth as Chief Financial Officer on an “at will” basis. Mr. Geberth’s new employment agreement provides that his initial annual base salary will be $425,000, and is subject to periodic review by the Board or compensation committee. In addition, the new employment agreement provides that Mr. Geberth is eligible to receive annual cash bonuses, which target annual amount shall be fifty percent (50%) of his annual base salary. Mr. Geberth is also eligible to participate in the employee benefit plans generally available to our employees, subject to the terms of such plans.

In the event of a termination of Mr. Geberth’s employment by Allurion without “cause” (as defined in his new employment agreement) or by his resignation for “good reason” (as defined in his new employment agreement), subject to Mr. Geberth’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Mr. Geberth will be entitled to receive (i) base salary continuation for nine months following his termination date, and (ii) subject to Mr. Geberth’s election to receive continued health benefits under COBRA, payment of the full cost of such continuation coverage plus any administration fee until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Gaur’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Mr. Geberth’s employment is terminated by Allurion without “cause” or by him for “good reason,” in each case, within three months prior to or twelve months following a “sale event” (as defined in the 2023 Equity Incentive Plan), and subject to Mr. Geberth’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Mr. Geberth will be entitled to receive (i) an amount in cash equal to 1.0 times the sum of (x) Mr. Geberth’s then-current base salary (or, his base salary in effect immediately prior to the sale event, if higher) and (y) Mr. Geberth’s target annual bonus for the then-current year (or, his target annual bonus in effect immediately prior to the sale event, if higher); (ii) full acceleration of vesting of all outstanding time-based equity awards held by Mr. Geberth; and (iii) subject to Mr. Geberth’s election to receive continued health benefits under COBRA, payment of the full cost of such continuation coverage plus any administration fee until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Geberth’s COBRA health continuation period. The cash severance payable to Mr. Geberth upon a termination of employment is generally payable in lump sum within 60 days following the date of termination, subject to limited exceptions.

Corporate Officer Agreement with Mr. Benoit Chardon

Allurion France, a French société par actions simplifiée and wholly-owned subsidiary of Allurion (“Allurion France”) entered into a new corporate officer agreement with Mr. Chardon and Benoit Chardon Consulting, a French société à responsabilité limitée which is solely owned by Mr. Chardon (“BCC”), effective as of September 1, 2023, pursuant to which BCC will serve as Managing Director of Allurion France. The new corporate officer agreement provides that BCC shall receive base consulting fees of €28,333.33 per month and additional variable compensation subject to the incentive plan terms issued annually by Allurion and conditional on meeting Allurion France and personal performance attainment defined each year by Allurion.

The corporate officer agreement may be terminated by either Allurion France or BCC at any time, with or without cause (except that BCC must provide Allurion France with one months’ prior notice). In the event of such termination by Allurion without “cause” (as defined in the corporate officer agreement), BCC is entitled to receive a lump sum termination fee equal to twelve months of the base consulting fees.

The foregoing description of the employment and corporate officer agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the employment and corporate officer agreements for Dr. Gaur, Mr. Geberth and Mr. Chardon, which are included as Exhibits 10.10, 10.11 and 10.12 to this Report on Form 8-K and are incorporated herein by reference.

New Allurion 2023 Equity Incentive Plan

In connection with the consummation of the Business Combination, the stockholders of Compute Health and New Allurion each approved the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan (the “2023 Equity Incentive Plan”) and the Board adopted the 2023 Equity Incentive Plan. The 2023 Equity Incentive Plan provides for the award of stock options (both incentive and non-qualified), stock appreciation rights, restricted stock units, restricted stock awards, unrestricted stock awards, cash-based awards, and dividend equivalent rights. Employees, consultants and directors of New Allurion and its affiliates are eligible to receive awards under the 2023 Equity Incentive Plan. The 2023 Equity Incentive Plan is administered by the Board or the compensation committee of the Board, referred to herein as the “plan administrator”.

The Board (or committee thereof) may also delegate to one or more of New Allurion’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2023 Equity Incentive Plan, the Board (or an authorized delegate) has the authority to determine award recipients, grant dates, the numbers and types of awards to be granted, the applicable fair market value in a manner consistent with the Code, and the provisions of each award, including the period of exercisability, the vesting schedule applicable to a stock award and the number of shares of stock to be covered by any award.

The Board has the authority to amend, suspend, or terminate the 2023 Equity Incentive Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of New Allurion stockholders.

Subject to adjustment for changes in New Allurion’s capitalization, the maximum number of shares of New Allurion Common Stock reserved and available for issuance under the 2023 Equity Incentive Plan is equal to the sum of (i) 7,826,606 shares of New Allurion Common Stock, and (ii) shares of New Allurion Common Stock that are subject to awards granted under Allurion’s equity plans prior to the consummation of the Business Combination but which, after the 2023 Equity Incentive Plan became effective, are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by New Allurion prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise). In addition, the number of shares of New Allurion Common Stock reserved for issuance under the 2023 Equity Incentive Plan will automatically increase on January 1, 2024, and each January 1 thereafter through January 1, 2033, by 5% of the number of fully diluted outstanding shares of New Allurion Common Stock as of the immediately preceding December 31 or such lesser amount as determined by the Board or its compensation committee.

The value of all awards awarded under the 2023 Equity Incentive Plan and all other cash compensation paid by New Allurion to any non-employee director in any calendar year may not exceed $750,000 (or $1,000,000 for the year in which a non-employee director is first appointed or elected to the Board).

A more complete summary of the terms of the 2023 Equity Incentive Plan is set forth in the Proxy Statement/Prospectus, in the section titled “Proposal No. 5 — The Equity Incentive Plan Proposal.” That summary and the foregoing description of the 2023 Equity Incentive Plan are qualified in their entirety by reference to the text of the 2023 Equity Incentive Plan, which is attached as Exhibit 10.17 hereto and incorporated herein by reference.

New Allurion 2023 Employee Stock Purchase Plan

In connection with the consummation of the Business Combination, the Company adopted the 2023 Employee Stock Purchase Plan (the “2023 ESPP”), which became effective on the date immediately preceding the closing of the Business Combination.

The 2023 ESPP includes two components: a “423 Component” and a “Non-423 Component”. The 423 Component is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Non-423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the Code, and is intended to allow non-US employees to also participate in the plan, subject to applicable requirements of foreign laws.

The maximum number of shares of New Allurion Common Stock that may be issued under the 2023 ESPP is 1,423,019 shares, subject to adjustments for changes in New Allurion’s capitalization.

In addition, the number of shares of New Allurion Common Stock reserved and available for issuance under the 2023 ESPP will automatically increase January 1, 2024 and each January thereafter by the lesser of (i) 1% of the fully diluted outstanding shares of New Allurion Common Stock as of the immediately preceding December 31, (ii) 1,600,000 shares of New Allurion Common Stock, and (iii) such lesser number of shares determined by the administrator of the 2023 ESPP.

A more complete summary of the terms of the 2023 ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Executive And Director Compensation–New Allurion 2023 Employee Stock Purchase Plan” That summary and the foregoing description of the 2023 ESPP are qualified in their entirety by reference to the text of the 2023 ESPP, which is attached as Exhibit 10.19 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Business Combination, New Allurion amended and restated its certificate of incorporation (as amended, the “Charter”) and amended and restated its bylaws (as amended, the “Bylaws”). The material terms of the Charter and the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus in the section titled “Proposal No. 3—The Advisory Organizational Documents Proposals,” which description is incorporated herein by reference.

The Charter and Bylaws are set forth in Exhibits 3.1 and 3.2 to this Report, respectively, and are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, the Company’s board of directors approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of New Allurion. A copy of the Code of Conduct can be found at investors.allurion.com.

Item 5.06. Change in Shell Company Status.

Compute Health ceased to be a shell company upon the closing of the Business Combination and, additionally, ceased to exist as it merged into New Allurion. The material terms of the Business Combination are described in the sections titled “The Merger Agreement” and “Proposal No. 1 — The Business Combination Proposals” of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The (i) unaudited condensed consolidated financial statements of Allurion as of March 31, 2023 and for the three month periods ended March 31, 2023 and 2022 are set forth beginning on page F-2 of the Proxy Statement/Prospectus, and are incorporated herein by reference and (ii) audited consolidated financial statements of Allurion as of and for the years ended December 31, 2022 and 2021 are included in the Proxy Statement/Prospectus beginning on page F-31 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Compute Health and Allurion as of and for the three months ended March 31, 2023 and for the year ended December 31, 2022 is set forth in Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1**+	Business Combination Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Compute Health Corp., Compute Health LLC, Allurion Technologies Holdings, Inc. and Allurion Technologies, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus).

2.2**+	Amendment No. 1 to the Business Combination Agreement, dated as of May 2, 2023, by and among Compute Health Acquisition Corp., Compute Health Corp., Compute Health LLC, Allurion Technologies Holdings, Inc. and Allurion Technologies, Inc. (incorporated by reference to Annex A-1 to the Proxy Statement/Prospectus).

3.1*	Amended and Restated Certificate of Incorporation of Allurion Technologies, Inc. (formerly Allurion Technologies Holdings, Inc.).

3.2*	Bylaws of Allurion Technologies, Inc. (formerly Allurion Technologies Holdings, Inc.).

4.1**	Warrant Agreement, dated February 4, 2021, between Compute Health Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2021).

4.2*	Amendment to Warrant Agreement, dated August 1, 2023, by and between Compute Health and Continental Stock Transfer & Trust Company

4.3*	Warrant Assignment, Assumption and Amendment Agreement, dated August 1, 2023, by and among Compute Health Acquisition Corp., New Allurion Holdings, Inc., and Continental Stock Transfer & Trust Company.

4.4*	Description of Capital Stock.

10.1**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.32 to the Proxy Statement/Prospectus).

10.2**	Sponsor Support Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Compute Health Sponsor LLC, Allurion Technologies Holdings, Inc., Allurion Technologies, Inc. and the independent directors of the Compute Health Acquisition Corp. (incorporated by reference to Annex C to the Proxy Statement/Prospectus).

10.3**	Stockholder Support Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies Holdings, Inc., Allurion Technologies, Inc. and certain stockholders of Allurion Technologies, Inc. (incorporated by reference to Annex F to the Proxy Statement/Prospectus).

10.4**	Non-Redemption Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies, Inc., Allurion Technologies Holdings, Inc. and Medtronic, Inc (incorporated by reference to Exhibit 10.3 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.5*++	Investor Rights Agreement, dated August 1, 2023, by and among New Allurion, Compute Health Sponsor LLC, certain equity holders of Allurion Technologies, Inc. and certain other parties.

10.6**++	Form of the PIPE Subscription Agreement (incorporated by reference to Exhibit 10.5 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.7**++	Amended and Restated RTW PIPE Side Letter Agreement, dated as of May 2, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies Holdings, Inc., Compute Health LLC, Allurion Technologies, Inc., and certain entities that have engaged RTW Investments, LP as investment manager (incorporated by reference to Exhibit 10.6 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.8**++	Revenue Interest Financing Agreement, dated as of February 9, 2023, by and among Allurion Technologies, Inc. and certain entities that have engaged RTW Investments, LP as investment manager (incorporated by reference to Exhibit 10.8 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.9**++	Bridging Agreement, dated as of February 9, 2023, by and among Allurion Technologies, Inc. and Fortress Credit Corp (incorporated by reference to Exhibit 10.9 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.10*#†	Employment Agreement dated August 1, 2023 with Shantanu Gaur.

10.11*#†	Employment Agreement dated August 1, 2023 with Christopher Geberth.

10.12**#†	Consulting Agreement dated August 1, 2018 with Benoit Chardon, as amended by Amendment No. 1 to Consulting Agreement dated January 25, 2022 with Benoit Chardon (incorporated by reference to Exhibit 10.12 to the Proxy Statement/Prospectus).

10.13*#†	Employment Agreement between Allurion Technologies, Inc. and Ram Chuttani.

10.14**#	Corporate Officer Agreement between Allurion France SAS and Benoit Chardon (incorporated by reference to Exhibit 10.36 to the Proxy Statement/Prospectus).

10.15**#	Allurion Technologies, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to the Proxy Statement/Prospectus).

10.16**#	Allurion Technologies, Inc. Amended and Restated 2020 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.14 to the Proxy Statement/Prospectus).

10.17**#	Form of Allurion Technologies Holdings, Inc. 2023 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.15 to the Proxy Statement/Prospectus).

10.18*#	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Allurion Technologies, Inc. 2023 Stock Option And Incentive Plan.

10.19**#	Form of Allurion Technologies Holdings, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.16 to the Proxy Statement/Prospectus).

10.20**++	Side Letter Termination Agreement, dated as of May 2, 2023, by and among Allurion Technologies, Inc., Romulus Growth Allurion L.P. and Hunter Ventures Limited (incorporated by reference to Exhibit 10.23 to the Proxy Statement/Prospectus).

10.21**++	Backstop Agreement, dated as of May 2, 2023, by and among Hunter Ventures Limited, Allurion Technologies Holdings, Inc., Allurion Technologies, Inc., certain entities that have engaged RTW Investments, LP as investment manager and CFIP2 ALLE LLC (incorporated by reference to Exhibit 10.5 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.22**	Side Letter Agreement, dated as of May 2, 2023, by and among Allurion Technologies, Inc., CFIP2 ALLE LLC and Fortress Credit Corp. (incorporated by reference to Exhibit 10.7 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.23**	Contribution Agreement, dated as of May 2, 2023, by and between Compute Health Sponsor LLC and Compute Health Acquisition Corp. (incorporated by reference to Exhibit 10.9 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.24**	RSU Partial Forfeiture and Amendment Agreement, dated as of May 2, 2023, by and between Allurion Technologies, Inc. and Krishna Gupta (incorporated by reference to Exhibit 10.10 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.25*++	Credit Agreement and Guaranty, dated as of August 1, 2023, by and among Allurion Technologies, LLC, Allurion Technologies, Inc., the Subsidiary Guarantors from time to time party hereto, the Lenders from time to time parties thereto and Fortress Credit Corp., as administrative agent.

10.26**	Non-Redemption Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies, Inc., Allurion Technologies Holdings, Inc. and Medtronic, Inc (incorporated by reference to Exhibit 10.3 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.27*#	Form of Restricted Stock Unit Award Agreement for Company Employees under the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan.

10.28*#	Form of Incentive Stock Option Agreement under the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan.

10.29*#	Form of Non-Qualified Stock Option Agreement under the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan.

10.30**	Contribution Agreement, dated as of May 2, 2023, by and among Allurion Technologies, Inc. and Shantanu K. Gaur and Neha Gaur, Trustees of The Shantanu K. Gaur Revocable Trust OF 2021 (incorporated by reference to Exhibit 10.8 to Company Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

21.1*	List of subsidiaries of Allurion Technologies, Inc.

99.1*	Unaudited pro forma condensed combined financial information of Allurion Technologies, Inc. as of the three months ended March 31, 2023 and for the year ended December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Previously filed.
+

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

++

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates a management contract or compensatory plan.
†	Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

Date: August 7, 2023